                        BROADBAND CAPITAL MANAGEMENT LLC
                           805 THIRD AVE., 15TH FLOOR
                            NEW YORK, NEW YORK 10022

                           SELECTED DEALERS AGREEMENT

Dear Sirs:

       1. Registration under the Securities Act of 1933, as amended (the "ACT"), of the 2,000,000 Units* of Great Wall Acquisition Corporation (the "COMPANY"),
as more fully described in the Preliminary Prospectus, dated             , 2003,
and in the final prospectus (the "PROSPECTUS") which will be forwarded to you, will become effective in the near future. We, as the Underwriters, are offering certain of the Units for purchase by a selected group of dealers (the "SELECTED
DEALERS") on the terms and conditions stated herein.

* Plus the over-allotment option available to the Underwriters to purchase up to an additional 300,000 Units.

Authorized Public Offering Price:         $6.00 per Unit.

Dealers'                                  Selling Concession: Not to exceed $0.
                                          per Unit payable upon termination of
                                          this Agreement, except as provided
                                          below. We reserve the right not to pay
                                          such concession on any of the Units
                                          purchased by any of the Selected
                                          Dealers from us and repurchased by us
                                          at or below the price stated above
                                          prior to such termination.

Reallowance:                              You may reallow not in excess of $0.
                                          per Unit as a selling concession to
                                          dealers who are members in good
                                          standing of the National Association
                                          of Securities Dealers, Inc. (the
                                          "NASD") or to foreign dealers who are
                                          not eligible for membership in the
                                          NASD and who have agreed: (i) not to
                                          sell the Units within the United
                                          States of America, its territories or
                                          possessions or to persons who are
                                          citizens thereof or residents therein;
                                          and (ii) to abide by the applicable
                                          Conduct Rules of the NASD.

Delivery and Payment:                     Delivery of the Units shall be made on
                                          or about                , 2003 or such
                                          later date as we may advise on not
                                          less than one day's notice to you, at
                                          the office of Broadband Capital
                                          Management LLC, 805 Third Avenue, 15th
                                          Floor, New York, New York 10022 or at
                                          such other place as we shall specify
                                          on not less than one day's notice to
                                          you. Payment for the Units is to be
                                          made, against delivery, at the
                                          authorized public offering price
                                          stated above, or, if we shall so
                                          advise you, at the authorized public
                                          offering price less the dealers'
                                          selling concession stated above, by a
                                          certified or official bank check in
                                          New York Clearing House Funds payable
                                          to the order of Broadband Capital
                                          Management LLC.

Termination:                              This Agreement shall terminate at the
                                          close of business on the 45th day
                                          following the effective date of the
                                          Registration Statement (of which the
                                          enclosed Prospectus forms a part),
                                          unless extended at our discretion for
                                          a period or periods not to exceed in
                                          the aggregate 30 additional days. We
                                          may terminate this Agreement, whether
                                          or not extended, at any time without
                                          notice.

       2. Any of the Units purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering price not in excess of the amount set forth on the first page of this Agreement may be allowed as consideration for services rendered in distribution to dealers that: (a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740 of the NASD Conduct Rules; and (c)
are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD that represent to you that they will promptly reoffer such Units at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in paragraph 9 below.

       3. You, by becoming a member of the Selected Dealers, agree: (a) upon effectiveness of the Registration Statement and your receipt of the Prospectus, to take up and pay for the number of Units allotted and confirmed to you; (b)
not to use any of the Units to reduce or cover any short position you may have;
(c) upon our request, to advise us of the number of Units purchased from us as manager of the Selected Dealers remaining unsold by you and to resell to us any or all of such unsold Units at the public offering price stated above, less all or such part of the concession allowed you as we may determine; and (d) to make available a copy of the Prospectus to all persons who on your behalf will solicit orders for the Units prior to the making of such solicitations by such persons. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto.

       4. As contemplated by Rule 15c2-8 under the Securities Exchange Act of
1934, as amended, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in the rules and regulations adopted under such Act, the mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all copies of the Prospectus required to be delivered thereunder. We have heretofore delivered to you such preliminary prospectuses as have been required by you, receipt of which is hereby acknowledged, and will deliver such further prospectuses as may be requested by you.

       5. You agree that until termination of this Agreement you will not make purchases or sales of the Units except: (a) pursuant to this Agreement; (b)
pursuant to authorization received from us; or (c) in the ordinary course of business as broker or agent for a customer pursuant to any unsolicited order.

       6. Additional copies of the Prospectus and any supplements or amendments thereto shall be supplied in reasonable quantity upon request.

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       7. The Units are offered by us for delivery when, as and if sold to, and accepted by, us and subject to the terms herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concessions and terms of offering after their release for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

       8. Upon written application to us, you shall be informed as to the jurisdictions under the securities or blue sky laws of which we believe the
Units are eligible for sale, but we assume no responsibility as to such eligibility or the right of any member of the Selected Dealers to sell any of the Units in any jurisdiction. We have caused to be filed a Further State Notice relating to such of the Units to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General
Business Law of the State of New York. Upon the completion of the public offering contemplated herein, each member of the Selected Dealers agrees to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Units were made by such member, the number of Units sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report that we as the Underwriters of the offering or manager of the
Selected Dealers may be required to file pursuant to the securities or blue sky laws of any jurisdiction.

       9. You, by becoming a member of the Selected Dealers, represent that you actually engaged in the investment banking or securities business and that you are: (a) a member in good standing of the NASD and will comply with Rule 2740
NASD's Conduct Rules; or (b) a foreign dealer or institution that is not eligible for membership in the NASD and that has agreed (i) not to sell Units within the United States of America, its territories or possessions or to persons who are citizens thereof or residents therein, (ii) that any and all sales shall be in compliance with Rule 2110-01 of the NASD's Conduct Rules,
(iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD's Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country.

       10. Nothing herein shall constitute any members of the Selected Dealers'
partners with us or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim that the Selected
Dealers constitute a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

       11. Broadband Capital Management LLC shall be the Managing Underwriter of the offering and manager of the Selected Dealers and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selected Dealers or any members of them.
Except as expressly stated herein, or as may arise under the Act, we shall be under no liability to any member of the Selected Dealers as such for, or in respect of: (i) the validity or value of the Units; (ii) the form of, or the statements contained in, the Prospectus, the Registration Statement of which the

                                      -3-

Prospectus forms a part, any supplements or amendments to the Prospectus or such
Registration Statement, any preliminary prospectus, any instruments executed by, or obtained or any supplemental sales data or other letters from, the Company, or others; (iii) the form or validity of the Underwriting Agreement or this
Agreement; (iv) the eligibility of any of the Units for sale under the laws of any jurisdiction; (v) the delivery of the Units; (vi) the performance by the
Company, or others of any agreement on its or their part; or (vii) any matter in connection with any of the foregoing, except our own want of good faith.

       12. If for federal income tax purposes the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K,
Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such selection. We authorize you, in your discretion, to execute and file on our behalf such evidence of such election as may be required by the Internal Revenue Service.

       13. All communications from you shall be addressed to Broadband Capital
Management LLC at 805 Third Avenue, 15th Floor, New York, New York 10022,
Attention: Michael Rapp, Chairman. Any notice from us to you shall be deemed to have been fully authorized by the Underwriters and to have been duly given if mailed, telegraphed or sent by confirmed facsimile transmittal to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws. Time is of the essence in this Agreement.

       If you desire to become a member of the Selected Dealers, please advise us to that effect immediately by facsimile transmission and sign and return to us the enclosed counterpart of this letter.

Very truly yours,
BROADBAND CAPITAL MANAGEMENT LLC

By:
                        Michael Rapp
                        Chairman and Chief Executive Officer

       We accept membership in the Selected Dealers on the terms specified above.

Dated:                             , 2003

     (Selected Dealer)
By:
     Name:
     Title:

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